UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2012, we repurchased 1,152,338 shares of our Class A common stock from Mission Ventures III, L.P. and Mission Ventures Affiliates III, L.P. (collectively referred to as Mission), representing all of Mission’s holdings of our Class A or Class B Common Stock. In addition, we repurchased 500,000 shares of our Class B Common Stock held by U.S. Venture Partners VIII, L.P., USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P. and USVP Entrepreneur Partners VIII-B, L.P. (collectively, USVP). Following the repurchase, USVP will hold an aggregate of 2,396,571 shares of our Class B Common Stock and no shares of our Class A common stock.

We effected the repurchases pursuant to a stock repurchase agreement. The per share repurchase price for the shares repurchased was the closing price of our Class A common stock in trading on the New York Stock Exchange on August 21, 2012, the date of the agreement. The aggregate repurchase price was $9,236,569.42 million. The repurchase is subject to standard closing and settlement conditions.

Under the terms of the stock repurchase agreement, USVP has agreed for a period of six months to notify us prior to making any sales or other transfers of our capital stock or any distributions of our capital stock to USVP’s limited partners. For a 24 hour period, we will then have the opportunity, but not the obligation, to repurchase the shares proposed to be sold, distributed, or transferred at a repurchase price per share equal to the closing price of our Class A common stock in trading on the New York Stock Exchange on the day after USVP has notified us of its intentions with respect to a sale, distribution, or transfer of the shares.

The stock repurchase agreement and the related transactions were approved by our board of directors and the audit committee of our board of directors.

A copy of the stock repurchase agreement we entered with Mission and USVP is attached to this Current Report on Form 8-K and incorporated herein by reference. The description of the repurchase agreement provided herein is qualified in its entirety by reference to the terms of the agreement as set forth in Exhibit 10.23.

Other than the private transactions with our venture capital investors described in this report, our board of directors has not authorized any stock repurchase program, and we have no current plans to effect any open-market purchases of our Class A common stock or other repurchases of our Class B common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.23	Stock Repurchase Agreement, dated August 21, 2012, by and among the Company, Mission Ventures III, L.P., Mission Ventures Affiliates III, L.P., and U.S. Venture Partners VIII, L.P.

99.1	Press release, dated August 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2012	MAXLINEAR, INC.
(Registrant)

	By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer